INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pathmark Stores, Inc. on Form S-8 of our report dated April 27, 2000, except for
Note 2, as to which the date is September 19, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on October 19, 2000.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Parsippany, New Jersey


February 21, 2001